Exhibit 99.1

NEWS RELEASE

	Contacts:	Dennard • Lascar Associates
Jack Lascar, Managing Partner
FOR IMMEDIATE RELEASE		(713) 529-6600
Anne Pearson, Sr. Vice-President
(210) 408-6321

Hyperdynamics to Hold Annual Meeting

of Stockholders December 5 in Houston

HOUSTON, October 8, 2013 — Hyperdynamics Corporation (NYSE: HDY) announced today that it will hold its Annual Meeting of Stockholders on Thursday, December 5, at 9:00 a.m. Central Time.  The meeting will be held in Houston at the Westin Galleria Hotel, 5060 West Alabama.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa.  To find out more, visit our website at www.hyperdynamics.com.